As filed with the Securities and Exchange Commission on September 12, 2014
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Globus Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3744954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Valley Forge Business Center 2560 General Armistead Avenue Audubon, PA 19403 (610) 930-1800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Globus Medical, Inc. 2012 Equity Incentive Plan
(Full title of the plans)

Anthony L. Williams
Senior Vice President of Business Development & General Counsel
Globus Medical, Inc.
Valley Forge Business Center
2560 General Armistead Avenue
Audubon, PA 19403
(610) 930-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Benjamin R. Wills
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Class A Common Stock, par value $0.001 per share	5,865,729	$18.445	$108,193,371	$13,935.31

(1)
This registration statement (the “Registration Statement”) covers shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of Globus Medical, Inc. (the “Company”), which are issuable pursuant to the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). Pursuant to Section 3.1(a) (“Section 3.1(a)”) of the 2012 Plan, the number of shares reserved for issuance under the 2012 Plan is subject to an automatic increase on January 1st each year, starting on January 1, 2013 and continuing through January 1, 2022, by the lesser of (i) three percent (3%) of the total number of shares of the Company’s capital stock outstanding on December 31st of the immediately preceding calendar year, and (ii) a number determined by the Company’s Board of Directors.

The 5,865,729 shares registered hereunder reflect (i) a 2,738,101 share increase in the number of shares available for issuance under the 2012 Plan pursuant to Section 3.1(a) effective January 1, 2013, (ii) a 2,803,282 share increase in the number of shares available for issuance under the 2012 Plan pursuant to Section 3.1(a) effective January 1, 2014 and (iii) 324,346 shares of Class A Common Stock previously reserved but unissued or subject to outstanding awards under the Company 2008 Stock Plan (the “2008 Plan”) that are now available for future issuance under the 2012 Plan. Pursuant to the terms of the 2012 Plan, any shares subject to outstanding awards originally granted under the 2008 Plan that expire, lapse or terminate, or are forfeited, for any reason prior to exercise or settlement will become available for issuance pursuant to share awards granted under the 2012 Plan, subject to certain limitations.

(2)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions. in accordance with the anti-dilution provisions of the 2012 Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of high and low prices for the Company’s Class A Common Stock as reported on the New York Stock Exchange on September 5, 2014.

(4)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0001288.

Registration of Additional Securities
This Registration Statement on Form S-8 is filed by Globus Medical, Inc., a Delaware corporation (the “Company”), relating to 5,865,729 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), to be offered and sold under the Company’s 2012 Equity Incentive Plan (the “Plan”), which shares of Class A Common Stock are in addition to the 3,199,624 shares of Class A Common Stock registered on the Company’s Registration Statement on Form S-8 (the “Prior Registration Statement”) filed on September 28, 2012 with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-184196).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates with regard to the 2012 Plan and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on January 9, 2014 and June 11 2014; and

(d)
The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35621) registering the Company’s shares of Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on July 31, 2012, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 8. Exhibits.
The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Globus Medical, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Amendment No. 5 to the Registration Statement on Form S-1 filed on August 2, 2012).

4.2
Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated July 31, 2012 (incorporated by reference to Exhibit 3.2 of the Company’s Amendment No. 5 to the Registration Statement on Form S-1 filed on August 2, 2012).

4.3
Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated August 20, 2012 (incorporated by reference to Exhibit 3.3 of the Company’s Amendment No. 1 on Form 10-Q/A to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed on September 19, 2012).

4.4	Amended and Restated Bylaws of Globus Medical, Inc. (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-1 filed on March 29, 2012).
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Registration Statement).
99.1	Globus Medical, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on May 8, 2012).
__________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Audubon, Commonwealth of Pennsylvania on September 12, 2014.

GLOBUS MEDICAL, INC.

By:	/s/ David C. Paul
David C. Paul Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Paul, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David C. Paul	Chief Executive Officer	September 12, 2014
David C. Paul	(Principal Executive Officer) and Director

/s/ David M. Demski	President and Chief Operating Officer	September 12, 2014
David M. Demski	and Director

/s/ Richard A. Baron	Chief Financial Officer	September 12, 2014
Richard A. Baron	(Principal Financial Officer)

/s/ Steven Payne	Chief Accounting Officer	September 12, 2014
Steven Payne	(Principal Accounting Officer)

/s/ David D. Davidar	Vice President, Operations	September 12, 2014
David D. Davidar	and Director

/s/ Kurt C. Wheeler	Director	September 12, 2014
Kurt C. Wheeler

/s/ Robert W. Liptak	Director	September 12, 2014
Robert W. Liptak

/s/ Daniel T. Lemaitre	Director	September 12, 2014
Daniel T. Lemaitre

/s/ Ann D. Rhoads	Director	September 12, 2014
Ann D. Rhoads

EXHIBIT INDEX
The following is the Index to Exhibits filed as part of this Registration Statement on Form S-8.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Globus Medical, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Amendment No. 5 to the Registration Statement on Form S-1 filed on August 2, 2012).

4.2
Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated July 31, 2012 (incorporated by reference to Exhibit 3.2 of the Company’s Amendment No. 5 to the Registration Statement on Form S-1 filed on August 2, 2012).

4.3
Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated August 20, 2012 (incorporated by reference to Exhibit 3.3 of the Company’s Amendment No. 1 on Form 10-Q/A to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed on September 19, 2012).

4.4	Amended and Restated Bylaws of Globus Medical, Inc. (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-1 filed on March 29, 2012).
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Registration Statement).
99.1	Globus Medical, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on May 8, 2012).